Exhibit 99.3

HENDERSON, Nev. – September 15, 2025 – (Business Wire) – Paysign, Inc. (NASDAQ: PAYS), a leading provider of patient affordability programs, donor compensation solutions, engagement and management platforms and integrated payment processing for the life sciences industries, today posted the following summary notice of pendency and proposed settlement of stockholder derivative actions.

To: All Record Holders and Beneficial Owners of Paysign, Inc. (“Paysign” of the “Company”) Common Stock as of November 25, 2024.

Please read this summary notice carefully and in its entirety and as your rights may be affected by proceedings in the litigation.

YOU ARE HEREBY NOTIFIED that the following stockholder derivative actions (the “Derivative Actions”), are being settled on the terms set forth in a Stipulation and Agreement of Settlement dated November 25, 2024 (the “Stipulation”): (i) the above-captioned consolidated action, titled Toczek v. Newcomer et al, Case No. 2:20-cv-01722-JCM-NJK; (ii) Blanchette v. Paysign, Inc. et al., Case No. 2:23-cv-01632-JCM-BNW (D. Nev.); and (iii) Jeewa v. Newcomer, et al., Case No. 2:23-cv-02129-RFB-EJY (D. Nev.).

The Derivative Actions allege that, inter alia, between March 12, 2019 through September 17, 2020, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue materially false and misleading statements (including by soliciting a materially false and misleading proxy statement allegedly in violation of Section 14(a) of the Securities Exchange Act of 1934) and by failing to disclose material facts to the public regarding, among other things, that: (1) the Company failed to design, implement, and maintain effective IT general controls, specifically pertaining to user access and the Company’s systems change management; (2) the Company failed to maintain effective disclosure controls and internal controls over its financial reporting; and (3) due to the foregoing, the Company would be forced to delay filing its 2019 10-K and holding its 2019 year-end earnings call. The Derivative Actions also allege that the Individual Defendants breached their fiduciary duties by failing to correct and/or causing the Company to fail to correct these false and misleading statements and omissions of material fact to the investing public, while four of the Individual Defendants engaged in lucrative insider sales, netting combined proceeds of over $5.7 million. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions.

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Pursuant to the terms of the Settlement, Paysign agrees to implement and maintain certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (the “Reforms”). The Reforms shall be maintained for five (5) years. Paysign acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. Paysign also acknowledges and agrees that the Reforms confer substantial benefits to Paysign and its shareholders.

After negotiating the principal terms of the Settlement, counsel for the Parties, with the assistance of the Mediator, negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval (the “Fee and Expense Amount”). In light of the substantial benefits conferred upon the Company and its stockholders, Defendants’ insurers shall pay to Plaintiffs’ Counsel $607,500.00 for their attorneys’ fees and expenses, subject to Court approval. Defendants also agreed not to object to the request for the Court to approve Service Awards of up to two thousand dollars ($2,000.00) for each of the four Plaintiffs, to be paid from the Fee and Expense Amount.

On November 14, 2025 at 1:00 p.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Richard F. Boulware at the United States District Court for the District of Nevada, Las Vegas Division, 333 Las Vegas Boulevard South, Las Vegas, Nevada 89101, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether the Court should approve the agreed-to Fee and Expense Amount and the Service Awards for Plaintiffs. Because this is not a class action, except as otherwise provided for in the Stipulation with respect to the Plaintiffs, no Current Paysign Stockholder has the right to receive any individual compensation as a result of the Settlement.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice”). It is not a complete statement of the events of the Derivative Actions or the terms set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. For additional information about the claims asserted in the Derivative Actions, and the terms of the proposed Settlement, you may inspect the full Notice and the Stipulation and its exhibits and other papers at the Clerk’s office in the Court at any time during regular business hours. In addition, copies of the Stipulation and its exhibits and the Notice are available on the Investor Relations page of the Company’s website, www.paysign.com.

The Court may, in its discretion, change the date, time, or format of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or Investor Relations page of the Company’s website, www.paysign.com, for any change in the date, time, or format of the Settlement Hearing.

Inquiries about the Derivative Actions or the Settlement may be made to: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net.

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Paysign Stockholder and you must first comply with the procedures for objecting that are set forth in the Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ Counsel and Defendants’ Counsel no later than October 24, 2025 (21 days before the Settlement Hearing), in accordance with the procedures set forth in the Stipulation and the Notice. Any Current Paysign Stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

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About Paysign

Paysign, Inc. (NASDAQ: PAYS) operates at the intersection of fintech and healthcare, integrating advanced payment processing and program management with tailored technologies for the plasma, pharmaceutical and life sciences industries. Their breakthrough patient affordability solutions ensure patients receive the financial assistance they need to adhere to prescribed therapies by mitigating the effects of copay accumulators and maximizers. Paysign specializes in blood and plasma donor compensation programs, as well as comprehensive engagement and management platforms optimized for life sciences. Paysign’s proprietary processing architecture supports physical, virtual, mobile and bank-based payments with real-time transaction intelligence, enabling efficient, compliant and scalable program delivery. Through advanced reporting, analytics and in-house 24/7 bilingual customer support, Paysign delivers measurable value, exceptional service and a superior experience for donors, patients, healthcare providers, pharmaceutical manufacturers and program sponsors across their growing fintech healthcare ecosystem. The company is committed to improving efficiencies, reducing costs, streamlining communications, increasing program performance and providing actionable insights to those they serve.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. Paysign undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations	Media Relations
ir@paysign.com 888.522.4853 paysign.com/investors	Alicia Ches 888.522.4850 pr@paysign.com

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